UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2010

EMERGING MEDIA HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

000-52408	13-1026995	Nevada
(Commission File Number)	(IRS Employer Identification No.)	(State or Other Jurisdiction of Incorporation)

1809 East Broadway Street, Suite 175
Ovieda, Florida 32765
(Address of Principal Executive Offices)
(Zip Code)

(407) 620-1063
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2010, Renauld Williams resigned as President of the Company, and  Viorel B. Sareboune and Radu Lazar resigned as directors of the Company.

On August 16, 2010, our Board of Directors appointed Chiril Lucinschi as a director of the Company, and appointed Oxana Boico, our Chief Accounting Officer and a director, as Chief Financial Officer.

Chiiril Lucinschi, age 40, has been the President of the National Association of Broadcaster Employers in the Republic of Moldova since June 1910.  He has been a general director of the “Free Europe – Moldova” Foundation since 2002. He graduated from the State Institute of Physical Culture (Moscow) in 1992 with a specialty in coaching basketball. From 1986 to 1993 he was a professional basketball player in the Russian High and Super League. Mr. Lucinschi received a diploma in International Economic Relations from the Diplomatic Academy of the Russian Federation in 1997, specializing in international relations. Mr. Lucinschi was the representative of the Investment Project Agency AG (Switzerland) in the Republic of Moldova from December 1999 through 2002. He has held various positions with the Moldova government, including Chief of the Department for Foreign Investment Attracting (September 1997 – December 1999); Assistant Chief of the Department for External Relations, Ministry of Foreign Affairs (June 1997 – September 1997); and Third Secretary, Embassy of the Republic of Moldova in the Russian Federation (1994 – 1995).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING MEDIA HOLDINGS, INC.

By:	/s/ Iurie Bordian
Name:	Iurie Bordian
Title:	Chief Executive Officer

Date: August 19, 2010